                                                                   EXHIBIT 24.2

                               Power of Attorney

                               February 3, 1999

  The undersigned (the "Grantor") (1) constitutes and appoints each of James
S. Scully, Patricia S. Irby, and Charles J. Hansen as the Grantor's true and lawful attorney-in-fact and agent with full power of substitution for the Grantor in the Grantor's name, place, and stead, in any and all capacities, to sign, for and on behalf of each corporation listed below, any and all Registration Statements and any and all amendments (including pre-effective and post-effective amendments), including any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 with the Securities and Exchange Commission, (2) grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary to be done as fully as the Grantor might have done in person, and
(3) ratifies and confirms all that the attorneys-in-fact and agents or permitted substitutes may lawfully have done or caused to be done. The Grantor also authenticates, acknowledges, and adopts each typed, printed, duplicated, and facsimile signature of the Grantor appearing in any capacity in any and all Registration Statements referred to in the preceding sentence.

   Parisian, Inc.                    Saks Fifth Avenue of Ohio, Inc.
   McRae's, Inc.                     Saks Fifth Avenue-Louisiana, Inc.
   Carson Pirie Holdings, Inc.       Saks Fifth Avenue of Missouri, Inc.
   McRae's Stores Services, Inc.     Saks Fifth Avenue-Stamford, Inc.
   Saks Distribution Centers, Inc.   Saks Fifth Avenue of Texas, Inc.
   McRae's of Alabama, Inc.          Saks Specialty Stores, Inc.
   Saks Shipping Company, Inc.       S. F. A. Data Processing, Inc.
   Saks Holdings, Inc.               SFA Folio Collections, Inc.
   Saks & Company                    Saks Fifth Avenue Distribution Company
   Saks Fifth Avenue, Atlanta, Inc.  SFA Real Estate Company
   Saks Fifth Avenue, Inc.

                                              /s/ Brian J. Martin
                                              -----------------------
                                                  Brian J. Martin

                                              /s/ Douglas E. Coltharp
                                              -----------------------
                                                  Douglas E. Coltharp

                                              /s/ Donald E. Wright
                                              -----------------------
                                                  Donald E. Wright

                                              /s/ James A. Coggin
                                              -----------------------
                                                  James A. Coggin